Exhibit 15.1 Consent of Independent Registered Public Accounting Firm We consent to the incorporation by reference in the registration statement (No. 333-260878) on Form S-8 of our report dated March 29, 2022, with respect to the consolidated financial statements of the Company and its subsidiaries. /s/ Somekh Chaikin Member Firm of KPMG International March 21, 2024 Tel Aviv, Israel